UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2011, the board of directors of Saba Software, Inc. (the “Company”) appointed Michael Abbott and Michael Fawkes to the board of directors, with such appointments effective as of July 13, 2011. Mr. Abbott and Mr. Fawkes were appointed as Class I directors on the board.

In connection with their appointments, Mr. Abbott and Mr. Fawkes were each granted an option to purchase 10,000 shares of the Company’s common stock at an exercise price of $9.35 per share, and 10,000 restricted stock units. In addition, each of Mr. Abbott and Mr. Fawkes became eligible to receive an annual retainer of $30,000 for serving on the board of directors, and they became eligible to receive per meeting fees and annual equity grants, each in connection with the Company’s director compensation policies as described further in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 27, 2010. The vesting and other terms of the option grants and restricted stock units are in accordance with the policies set forth in the Company’s proxy statement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2011, the board of directors amended the Company’s bylaws to increase the size of the Board from six to eight. The Company’s amended and restated bylaws are filed herewith as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure.

On July 18, 2011, the Company issued a press release announcing the appointment of Mr. Abbott and Mr. Fawkes to the Company’s board of directors. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Saba Software, Inc.

99.1	Press Release dated July 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: July 18, 2011	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Saba Software, Inc.

99.1	Press Release dated July 18, 2011